Exhibit 10.1

AGREEMENT REGARDING AMENDMENTS TO CREDIT AGREEMENT

This  AGREEMENT REGARDING AMENDMENTS TO CREDIT AGREEMENT (this “Agreement”) is made and entered into as of March 2, 2020, by and among OTELCO INC., a Delaware corporation (the “Borrower”), the guarantors party thereto from time to time (collectively, the “Guarantors” and, together with the Borrower, the “Loan Parties”), COBANK, ACB (“CoBank”), in its capacity as administrative agent under the Credit Agreement (as defined below; CoBank, in such capacity, the “Administrative Agent”) and the Lenders party thereto from time to time (collectively, the “Lenders”). Defined terms used but not otherwise defined herein shall have the meanings when used herein as set forth in the Credit Agreement.

RECITALS

WHEREAS, the Borrower, the Guarantors party thereto from time to time, the Lenders and the Administrative Agent have entered into that certain Credit Agreement, dated as of November 2, 2017 (as the same has been and may be further amended, restated, or otherwise modified from time to time, the “Credit Agreement”); and

WHEREAS, the parties have hereby agreed to the following amendments to the Credit Agreement on the terms and subject to the conditions set forth herein;

NOW, THEREFORE, in consideration of the premises set forth herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1.                   Amendments to Credit Agreement. Subject to the conditions set forth below, the Credit Agreement is hereby amended in the following particulars:

a.	Section 1.1 of the Credit Agreement is hereby amended in the following particulars:

i.	By adding the following definition thereto, in alphabetical order:

“Debt Service Coverage Ratio” means the ratio derived by dividing (a) Consolidated EBITDA by (b) all scheduled principal and interest payments made on Indebtedness (or scheduled reductions in commitments on lines of credit to the extent such reductions caused the repayment of principal amounts then outstanding under such lines) for the then most recently completed four fiscal quarters.

ii.	By deleting the definitions “Fixed Charge Coverage Ratio” and “Fixed Charges.”

b.	Article VIII of the Credit Agreement is hereby amended in the following particulars:

i.	By amending and restating Section 8.1 in its entirety, as follows:

8.1                Capital Expenditures and Capital Leases. The Loan Parties shall not make, or permit their Subsidiaries to make, Capital Expenditures except Capital Expenditures in the ordinary course of business and in an aggregate amount for all of the Loan Parties and their Subsidiaries not exceeding the maximum amount specified below during any specified fiscal year:

Fiscal Year	Maximum Annual Aggregate Capital expenditures
2020	$10,500,000
2021 and thereafter	$10,000,000

ii.	By amending and restating the table set forth in Section 8.2 in its entirety, as follows:

Period	Ratio
October 1, 2019 through March 30, 2021	3.50:1.00
April 1, 2021 through December 31, 2021	3.25:1.00
January 1, 2022 and thereafter	3.00:1.00

iii.	By adding a new Section 8.3 thereto, as follows:

8.3.       Minimum Debt Service Coverage Ratio. The Loan Parties shall maintain at all times, measured at each fiscal quarter end and maintained through the next measurement date, a Debt Service Coverage Ratio of the Borrower of not less than 1.75 to 1.0.

2.                   Representations and Warranties of the Borrower. The Borrower represents and warrants to the Administrative Agent and the Lenders that, as of the Effective Date: (a) the representations and warranties of the Borrower and its Subsidiaries contained in Article V of the Credit Agreement and elsewhere in the Credit Agreement and the other Loan Documents are true and correct in all material respects (unless such representation and/or warranty is qualified by materiality or Material Adverse Effect, in which case such representation and/or warranty shall be true and correct in all respects as written), before and after giving effect to this Agreement, as though made on and as of the date hereof (except for those representations and warranties that specifically relate to a prior date, which were true and correct on such prior date), and as if each reference therein to “this Agreement” or “the Credit Agreement” (or words of similar import) included reference to this Agreement; (b) each Loan Party has taken all necessary limited liability company, corporate and other action to authorize the execution, delivery and performance of this Agreement and each of the other Loan Documents to which it is a party; (c) this Agreement is the legally valid and binding obligation of each Loan Party party hereto, enforceable against such Person in accordance with its terms, and (d) no event has occurred and is continuing, or would result from the borrowing or the application of the proceeds contemplated by this Agreement, that constitutes a Default or an Event of Default.

3.                   Conditions to Effectiveness. This Agreement shall be effective as of December 31, 2019 (the “Effective Date”), subject to the receipt by the Administrative Agent of (i) this Agreement and all other documents required by this Agreement in connection with the Borrower’s execution, delivery and performance of this Agreement, in each case, duly authorized and executed by the Borrower, in form and substance satisfactory to the Administrative Agent and (ii) all fees described in that certain Fee Letter, dated as of March 2, 2020, by and between CoBank and the Borrower.

4.                   Reaffirmation of Security Interests. Each of the Borrower and each Guarantor hereby acknowledges its receipt of a copy of this Agreement and its review of the terms and conditions hereof and consents to the terms and conditions of this Agreement and the transactions contemplated thereby. Each of the Borrower and each Guarantor, as applicable, (a) affirms and confirms its guarantees, pledges, grants and other undertakings under the Credit Agreement and the other Loan Documents to which it is a party and (b) agrees that (i) each Loan Document to which it is a party shall continue to be in full force and effect and (ii) all guarantees, pledges, grants and other undertakings thereunder shall continue to be in full force and effect and shall accrue to the benefit of the Secured Parties.

5.                   Expenses; Indemnity; Damage Waiver. Section 11.3 of the Credit Agreement is hereby incorporated, mutatis mutandis, by reference as if such section was set forth in full herein.

6.                   Miscellaneous.

a.        Counterparts; Integrations; Effectiveness. This Agreement may be executed in counterparts (and by different parties hereto in different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract. This Agreement and the other Loan Documents constitute the entire contract among the parties relating to the subject matter hereof and supersede any and all previous agreements and understandings, oral or written, relating to the subject matter hereof. Delivery of an executed counterpart of a signature page of this Agreement by facsimile or in electronic (i.e., “pdf” or “tif”) format shall be effective as delivery of a manually executed counterpart of this Agreement.

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b.       Definitions. Capitalized terms used, but not defined, in this Agreement shall have the meaning set forth in the Credit Agreement.

c.        Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the Loan Parties, the Lender, the Administrative Agent, and their respective successors and assigns, except that Borrower may not assign or transfer its rights or obligations hereunder without the prior written consent of the Administrative Agent.

d.       Governing Law. This Agreement shall be governed by and shall be construed and enforced in accordance with all provisions of the Credit Agreement, including the governing law provisions thereof.

e.        Severability. The provisions of this Agreement are intended to be severable. If any provision of this Agreement shall be held invalid or unenforceable in whole or in part in any jurisdiction, such provision shall, as to such jurisdiction, be ineffective to the extent of such invalidity or unenforceability without in any manner affecting the validity or enforceability thereof in any other jurisdiction or the remaining provisions hereof in any jurisdiction.

f.        Headings. The headings of this Agreement are for purposes of reference only and shall not limit or otherwise affect the meaning hereof.

g.       Reference to and Effect on the Credit Agreement and the Other Loan Documents. On and after the Effective Date, each reference in the Credit Agreement to “this Agreement”, “hereunder”, “herein” or words of like import referring to the Credit Agreement, and each reference in the other Loan Documents to the “Credit Agreement”, “thereunder”, “thereof” or words of like import referring to the Credit Agreement shall mean and be a reference to the Credit Agreement as amended by this Agreement. Except as specifically amended by this Agreement, the Credit Agreement and the other Loan Documents shall remain in full force and effect and are hereby ratified and confirmed and this Agreement shall not be considered a novation. The execution, delivery and performance of this Agreement shall not constitute a waiver of any provision of, or operate as a waiver of any right, power or remedy of CoBank under, the Credit Agreement or any of the other Loan Documents. This Agreement shall be deemed to be a Loan Document as defined in the Credit Agreement and is subject to the provisions thereof.

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IN WITNESS WHEREOF, each of the parties hereto has caused this Agreement to be executed by a duly authorized officer as of the date first above written.

OTELCO INC., as the Borrower

By:	/s/ Curtis L. Garner, Jr.
Curtis L. Garner, Jr.
Chief Financial Officer and Secretary

BLOUNTSVILLE TELEPHONE LLC, as a Guarantor
BRINDLEE MOUNTAIN TELEPHONE LLC, as a Guarantor
CRC COMMUNICATIONS LLC, as a Guarantor
GRANBY TELEPHONE LLC, as a Guarantor
I-LAND INTERNET SERVICES LLC, as a Guarantor
MID-MAINE TELECOM LLC, as a Guarantor
MID-MAINE TELPLUS LLC, as a Guarantor
OTELCO MID-MISSOURI LLC, as a Guarantor
OTELCO TELECOMMUNICATIONS LLC, as a Guarantor
OTELCO TELEPHONE LLC, as a Guarantor
PINE TREE TELEPHONE LLC, as a Guarantor
SACO RIVER TELEPHONE LLC, as a Guarantor
SHOREHAM TELEPHONE LLC, as a Guarantor
HOPPER TELECOMMUNICATIONS LLC, as a Guarantor

By:	/s/ Curtis L. Garner, Jr.
Curtis L. Garner, Jr.
Chief Financial Officer and Secretary

[Agreement Regarding Amendments to Credit Agreement – Otelco Inc.]

COBANK, ACB, as a Lender and Administrative Agent

By:	/s/ Kevin Oliver
Kevin Oliver
Managing Director

[Agreement Regarding Amendments to Credit Agreement – Otelco Inc.]

AGFIRST FARM CREDIT BANK, as a Voting Participant pursuant to the provisions of Section 11.7

By:	/s/ Christopher R. Reynolds
	Name:	Christopher R. Reynolds
	Title:	Assistant Vice President

[Agreement Regarding Amendments to Credit Agreement – Otelco Inc.]

AMERICAN AGCREDIT, FLCA, as a Voting Participant pursuant to the provisions of Section 11.7

By:	/s/ Daniel K. Hansen
	Name:	Daniel K. Hansen
	Title:	Vice President

[Agreement Regarding Amendments to Credit Agreement – Otelco Inc.]

FARM CREDIT SERVICES OF AMERICA, FLCA, as a Voting Participant pursuant to the provisions of Section 11.7

By:	/s/ Nicholas King
	Name:	Nicholas King
	Title:	Assistant Vice President

[Agreement Regarding Amendments to Credit Agreement – Otelco Inc.]

FARM CREDIT WEST, FLCA, as a Voting Participant pursuant to the provisions of Section 11.7

By:	/s/ Robert Stornetta
	Name:	Robert Stornetta
	Title:	Senior Vice President

[Agreement Regarding Amendments to Credit Agreement – Otelco Inc.]

NORTHWEST FARM CREDIT SERVICES, FLCA, as a Voting Participant pursuant to the provisions of Section 11.7

By:	/s/ Jeremy A. Roewe
	Name:	Jeremy A. Roewe
	Title:	V.P.

[Agreement Regarding Amendments to Credit Agreement – Otelco Inc.]